EXHIBIT 99.1
                            Collateral Term Sheet



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                                  CWHL 05-20
                             Whole Loan 30YR Jumbo


AAA Size                                           $400MM approx.
GWAC                                                 5.95% +/-10bps
WAM                                                   358 +/- 2 months
Avg Loan Balance                                    $550k approx. +/- 10K
California                                            50% max
SF / PUD                                              93% approx. +/- 10
Owner Occupancy                                       93% approx. +/- 10
Cashout                                               24% approx. +/- 10
WA FICO                                               743 approx. +/- 10
WA LTV                                                72% approx.
Interest Only Loans                                  10.0% max
AAA Ratings                                        2 of 3 (S&P, Moodys. Fitch)
Estimated Subordination Level                        4.00% approx.
Pricing Speed                                         300% PSA
Settlement Date                                     08/30/05


                           All numbers approximate.
                  All tranches subject to 5% size variance.
                               10% Cleanup Call

                      [Logo Omitted] UBS Investment Bank



The information herein has been provided solely by UBS Securities LLC. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Securities LLC.